SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BALDWIN TECHNOLOGY'A

          GAMCO INVESTORS, INC.
                                 6/12/97           50,000-            2.7500
                                 5/29/97            5,000-            2.7600






























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.



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